Exhibit 10.4
Execution Version

This INCREMENTAL FACILITY AGREEMENT AND AMENDMENT NO. 1, dated as of July 3, 2017 (this “Agreement”), is made and entered into by and among KEANE GROUP, INC., a Delaware corporation (the “Parent”), KEANE GROUP HOLDINGS, LLC, a Delaware limited liability company (the “Lead Borrower”), the other Borrowers and Guarantors listed on the signature pages hereto, each of the entities signing as an “Incremental Lender” on the signature pages hereto (each, an “Incremental Lender” and, collectively, the “Incremental Lenders”), each of the entities signing as an “Existing Lender” on the signature pages hereto (each, an “Existing Lender” and, collectively, the “Existing Lenders” and, together with the Incremental Lenders, each, a “Lender” and, collectively, the “Lenders”) and OWL ROCK CAPITAL CORPORATION, a Maryland corporation, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, reference is made to the Term Loan Agreement, dated as of March 15, 2017 (the “Existing Loan Agreement”) by and among the Lead Borrower, the Parent, the other Borrowers and Guarantors party thereto, the Existing Lenders and the Administrative Agent;
WHEREAS, the Lead Borrower has requested that certain Incremental Lenders make Incremental Term Loans in an aggregate principal amount of $135,000,000 on the Incremental Facility No. 1 Effective Date (as defined in Section 4(a) below) (the “2017 Incremental Term Loans”) in order to enable the Lead Borrower and its Restricted Subsidiaries to (a) fund their acquisition of 100% of the equity interests of RockPile Energy Services, LLC, a Colorado limited liability company, from RockPile Energy Holdings, LLC, a Delaware limited liability company, and RockPile Management NewCo, LLC, a Delaware limited liability company (collectively, the “Seller”, such acquisition, the “Acquisition”, and such acquired entity, the “Target”), and to pay certain fees, taxes, costs and other expenses related to such Acquisition and (b) pay certain fees, costs and other expenses in connection with this Agreement;
WHEREAS, in connection with the foregoing, it is intended that (a) the Borrowers will obtain such 2017 Incremental Term Loans and (b) the proceeds of such Incremental Term Loans will be used (i) to finance, in part, the Acquisition in accordance with the terms of that certain Purchase Agreement, dated as of May 18, 2017, by and among the Parent, the Seller and the Target (the “Acquisition Agreement”) and to pay certain fees, taxes, costs and other expenses related to such Acquisition and (ii) to pay certain fees, costs and expenses in connection with this Agreement;
WHEREAS, subject to the terms and conditions of the Existing Loan Agreement, as amended by this Agreement (the Existing Loan Agreement, as amended by this Agreement, shall hereinafter be referred to as the “Loan Agreement”), and pursuant to Section 2.15 thereof, and except as expressly otherwise set forth herein, immediately after giving effect to this Agreement, the 2017 Incremental Term Loans shall have the same terms as the outstanding Initial Term Loans, and such 2017 Incremental Term Loans shall be “Term Loans” for all purposes of and under the Loan Agreement;

WHEREAS, the Incremental Lenders are willing to provide the 2017 Incremental Term Loans to the Borrowers on the Incremental Facility No. 1 Effective Date on the terms and subject to the conditions set forth herein and in the Loan Agreement;
WHEREAS, it is hereby acknowledged by the Lead Borrower and the Administrative Agent that the amendments to the Existing Loan Agreement effected hereby are necessary and appropriate to effectuate the incurrence of the 2017 Incremental Term Loans and the transactions contemplated hereby, and to document any other modifications agreed to among the parties hereto; and
WHEREAS, pursuant to Section 2.15 and Section 10.01 of the Existing Loan Agreement, the Administrative Agent, the Lead Borrower, the other Loan Parties signatory hereto and the Lenders signatory hereto hereby agree to amend certain provisions of the Existing Loan Agreement to effectuate the foregoing.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan Agreement. This Agreement is an “Incremental Amendment” and a “Loan Document”, each as defined in the Loan Agreement.
SECTION 2.    Incremental Term Loans. (a) Each Incremental Lender hereby agrees, severally and not jointly, to make a 2017 Incremental Term Loan in Dollars to the Borrowers on the Incremental Facility No. 1 Effective Date in an aggregate principal amount equal to the amount set forth opposite such Incremental Lender’s name on Annex I hereto (the “Incremental Term Commitments”), on the terms set forth herein and in the Loan Agreement, and subject to the conditions set forth in Section 4 below. The 2017 Incremental Term Loans shall be deemed to be “Incremental Term Loans” as contemplated by Section 2.15 of the Loan Agreement and shall be deemed to be “Term Loans” for all purposes of the Loan Agreement and the other Loan Documents, constituting the same Class and tranche with, and having terms and provisions identical to those applicable to, the Initial Term Loans made on the Effective Date pursuant to Section 2.01 of the Existing Loan Agreement; provided that the 2017 Incremental Term Loans shall be subject to the payment of those fees described in the 2017 Incremental Fee Letters.
(b)    Each Incremental Lender hereby: (i) confirms that a copy of the Loan Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and make a 2017 Incremental Term Loan has been made available to such Incremental Lender by the Administrative Agent; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or the other applicable Loan Documents, including this Agreement;

(iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that, upon the Incremental Facility No. 1 Effective Date, such Incremental Lender shall be a “Lender”, under, and for all purposes of, the Loan Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
(c)    The Incremental Term Commitments shall automatically terminate upon the funding of the 2017 Incremental Term Loans on the Incremental Facility No. 1 Effective Date.
(d)    In accordance with Section 2.15 of the Loan Agreement and notwithstanding anything to the contrary set forth in Section 2.02 or Section 2.08 of the Loan Agreement or the definition of “Interest Period” in Section 1.01 of the Loan Agreement, on the Incremental Facility No. 1 Effective Date, the 2017 Incremental Term Loans shall be added to (and constitute a part of and be of the same Type as and have the same Interest Period as) each Borrowing of outstanding Initial Term Loans of such Class on a pro rata basis (based on the relative sizes of such Borrowings), so that each Incremental Lender providing the 2017 Incremental Term Loans will participate proportionately (relative to all Initial Term Lenders with outstanding Initial Term Loans) in each then outstanding Borrowing of Initial Term Loans. The 2017 Incremental Term Loans shall be made pursuant to Borrowings of LIBOR Loans with an Interest Period ending on September 29, 2017, as set forth in the Committed Loan Notice delivered on June 29, 2017.
SECTION 3.    Amendments to Loan Agreement. Pursuant to Sections 2.15 and 10.01 of the Loan Agreement and subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:
(a)    Amendments to Section 1.01: Defined Terms.
A.     Each of the following defined terms is hereby added to Section 1.01 of the Loan Agreement in the proper alphabetical order:
“2017 Incremental Fee Letters” means (i) the underwriting fee letter, dated as of May 18, 2017, by and among the Borrowers and Owl Rock and (ii) the arrangement fee letter, dated as of May 18, 2017, by and among Owl Rock Capital Advisors LLC and the Borrowers.
“2017 Incremental Term Commitments” means the Incremental Term Commitments (as defined in the Incremental Facility Agreement No. 1).
“2017 Incremental Term Lender” means a Lender with a 2017 Incremental Term Commitment or an outstanding 2017 Incremental Term Loan.
“2017 Incremental Term Loans” means the Incremental Term Loans incurred in accordance with, and pursuant to, the Incremental Facility Agreement No. 1.

“Incremental Facility Agreement No. 1” means the Incremental Facility Agreement and Amendment No. 1, dated as of July 3, 2017, among the Lead Borrower, the Parent, the other Borrowers and Guarantors listed on the signature pages thereto, the Lenders party thereto, the Administrative Agent and the Incremental Lenders party thereto.
“Incremental Facility No. 1 Effective Date” has the meaning provided in the Incremental Facility Agreement No. 1.
“Initial Term Lender” means a Lender with an Initial Term Commitment or an outstanding Initial Term Loan.
“Rockpile Acquisition” means the Acquisition (as defined in the Incremental Facility Agreement No. 1).
“Rockpile Acquisition Agreement” means the Acquisition Agreement (as defined in the Incremental Facility Agreement No. 1).
B.     The following defined terms are hereby amended and restated to read in their entirety as follows:
“Fee Letters” means (i) the underwriting fee letter, dated as of March 15, 2017, by and among the Borrowers and Owl Rock (as modified by the underwriting fee letter referred to in clause (i) of the definition of the 2017 Incremental Fee Letters), (ii) the arrangement fee letter, dated as of March 15, 2017, by and among Owl Rock Capital Advisors LLC and the Borrowers and (iii) the 2017 Incremental Fee Letters.
“Incremental Amount” means the sum of (a) $50,000,000 (less, in the case of this clause (a), the outstanding principal amount of Permitted Notes incurred pursuant to clause (u) of the definition of “Permitted Indebtedness” and the outstanding principal amount of Indebtedness incurred pursuant to clause (i) of the definition of “Permitted Indebtedness”), plus (b) an unlimited amount, subject to, in the case of this subclause (b), immediately after giving effect thereto, the Total Net Leverage Ratio being less than 1.75:1.00. In addition to the foregoing, on the Incremental Facility No. 1 Effective Date the Borrowers shall have an additional amount equal to $135,000,000 solely to be used in connection with the 2017 Incremental Term Loans.
C.    The defined term “Permitted Acquisition” in Section 1.01 of the Loan Agreement is hereby amended to add the following sentence after clause (e) thereof:
“In addition to the foregoing and notwithstanding anything contained in this Agreement or any other Loan Document, the Rockpile Acquisition shall constitute a Permitted Acquisition for all purposes under this Agreement and the other Loan Documents.”
D.    Clause (n) of the definition of “Permitted Disposition” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(n)    Dispositions described in Schedule 7.05;”

E.    The defined term “Class” in Section 1.01 of the Loan Agreement is hereby amended to add the following sentence after the last sentence thereof:
“For the avoidance of doubt, the 2017 Incremental Term Loans shall be part of the same Class as the “Initial Term Loans”, and the Incremental Term Commitments under, and as defined in, Incremental Facility Agreement No. 1 shall constitute a “Term Commitment”.”
F.    Clause (i) of the definition of “Permitted Indebtedness” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(i)    Subordinated Indebtedness in an aggregate principal amount not to exceed $50,000,000 (less the outstanding principal amount of Indebtedness incurred pursuant to clause (a) of the definition of “Incremental Amount” and the outstanding principal amount of Permitted Notes incurred pursuant to clause (u) of the definition of “Permitted Indebtedness”); provided that immediately giving effect to the incurrence of such Indebtedness the Liquidity Condition (calculated after giving effect to the intended use of proceeds of such Indebtedness) shall be satisfied;”
G.    Clause (u) of the definition of “Permitted Indebtedness” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(u)    Permitted Notes in an aggregate principal amount not to exceed $50,000,000 (less the outstanding principal amount of Indebtedness incurred pursuant to clause (a) of the definition of “Incremental Amount” and the outstanding principal amount of Indebtedness incurred pursuant to clause (i) of the definition of “Permitted Indebtedness”); provided that (A) both at the time of any such incurrence (and after giving effect thereto), no Event of Default shall exist, (B) in the case of any Permitted Notes that are unsecured or that are secured on a second priority (or other junior priority) basis to the Liens securing the Obligations, for purposes of determining the Total Net Leverage Ratio, such Permitted Notes shall be deemed to be secured both at the time of incurrence and at all times such Permitted Notes remain outstanding, (C) to the extent such Indebtedness is in the form of floating-rate notes and is secured on a pari passu basis with the Liens securing the Obligations, such Indebtedness shall comply with the second proviso set forth in Section 2.15(b) as if such Indebtedness constitutes “Incremental Term Loans” described therein, (D) the maturity date of such Permitted Notes (x) to the extent such Indebtedness is secured on a pari passu basis with the Obligations, will be no earlier than the maturity date of the Term Loans and (y) to the extent such Indebtedness is secured by a junior lien or is unsecured, will be no earlier than 91 days following the then-applicable Latest Maturity Date, (E) the Weighted Average Life to Maturity of such Permitted Notes may not be shorter than the remaining Weighted Average Life to Maturity of the Term Loans and (F) immediately after giving effect to the incurrence of such Indebtedness the Liquidity Condition (calculated after giving effect to the intended use of proceeds of such Indebtedness) shall be satisfied;”
(b)    Amendments to Section 2.01: Term Loans. Section 2.01 of the Loan Agreement shall be amended and restated in its entirety as follows:

“Subject to the terms and conditions set forth herein, (x) each Initial Term Lender severally agrees to make to the Borrowers on the Effective Date Term Loans in an aggregate amount not to exceed such Initial Term Lender’s Initial Term Commitment on the Effective Date and (y) each 2017 Incremental Term Lender severally agrees to make to the Borrowers on the Incremental Facility No. 1 Effective Date 2017 Incremental Term Loans in an aggregate amount not to exceed such 2017 Incremental Term Lender’s 2017 Incremental Term Commitment. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Initial Term Loans and 2017 Incremental Term Loans may be Base Rate Loans or LIBOR Rate Loans as further provided herein. From and after the Incremental Facility No. 1 Effective Date, the 2017 Incremental Term Loans shall be deemed to be “Term Loans” for all purposes of this Agreement and the other Loan Documents, constituting the same Class with, and having terms and provisions identical to those applicable to, the Initial Term Loans made pursuant to this Section 2.01 on the Effective Date.”
(c)    Amendments to Section 2.06: Termination or Reduction of Commitments. Section 2.06 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“The Initial Term Commitment of each Initial Term Lender shall be automatically and permanently reduced to $0 upon the funding of Initial Term Loans to be made by it on the Effective Date. The 2017 Incremental Term Commitment of each 2017 Incremental Term Lender shall be automatically and permanently reduced to $0 upon the funding of the 2017 Incremental Term Loans to be made by it on the Incremental Facility No. 1 Effective Date.”
(d)    Amendments to Section 2.07: Repayment of Term Loans. Section 2.07 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(x) The Borrowers shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with June 30, 2017, an aggregate amount equal to 1.00% per annum of the aggregate principal amount of all Initial Term Loans outstanding on the date hereof (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), and (ii) on the Initial Term Maturity Date, the aggregate principal amount of all Initial Term Loans outstanding on such date, together with all other outstanding Obligations on such date, and (y) the Borrowers shall repay to the Administrative Agent for the ratable account of the 2017 Incremental Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with September 30, 2017, an aggregate amount equal to (A) the aggregate original principal amount of the 2017 Incremental Term Loans, times (B) the ratio of (x) the amount of all Initial Terms Loans that are being repaid on such date to (y) the total aggregate principal amount of all Initial Term Loans that remained outstanding as of the Incremental Facility No. 1 Effective Date, but giving pro forma effect to the amortization payment to be made on June 30, 2017 (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), and (ii) on the Initial Term Maturity Date, the aggregate principal amount of all 2017

Incremental Term Loans outstanding on such date, together with all other outstanding Obligations on such date.”
(e)    Schedules. A new Schedule 7.05 to the Loan Agreement is hereby added as set forth on Annex II hereto.
(f)    On and after the Incremental Facility No. 1 Effective Date, each reference in the Existing Loan Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of like import referring to the Existing Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Loan Agreement shall mean and be a reference to the Existing Loan Agreement as amended by this Agreement.
(g)    Except as specifically amended by this Agreement, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
SECTION 4.    Conditions Precedent
(a)    Conditions Precedent to Effectiveness. This Agreement and the obligations of the Incremental Lenders to provide the Incremental Term Loans are subject to the satisfaction of the following conditions precedent (upon satisfaction of such conditions, such date being referred to herein as the “Incremental Facility No. 1 Effective Date”):
(i)    All fees required to be paid on the Incremental Facility No. 1 Effective Date pursuant to the 2017 Incremental Fee Letters and reasonable and documented out-of-pocket expenses required to be paid on the Incremental Facility No. 1 Effective Date pursuant to the commitment letter, dated as of May 18, 2017, by and among the Borrowers and Owl Rock (the “2017 Incremental Commitment Letter”), shall, upon the borrowing of the 2017 Incremental Term Loans, have been paid (which amounts may be offset against the proceeds of the 2017 Incremental Term Loans).
(ii)    The Specified Acquisition Agreement Representations (as defined below) shall be true and correct and the Specified Representations (as defined below) shall be true and correct in all material respects (without duplication of any materiality qualifiers therein and except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be). For purposes of this Agreement, (x) “Specified Acquisition Agreement Representations” shall mean the representations and warranties in the Acquisition Agreement made by the Target, the Seller and their respective subsidiaries that are material to the interests of the Incremental Lenders, but only to the extent that the Borrowers have (and/or their applicable affiliate has) the right to terminate the Borrowers’ (and/or its) obligations under the Acquisition Agreement or the right not to consummate the Acquisition pursuant to the terms of the Acquisition Agreement as a result of a breach of such representations and warranties in the Acquisition Agreement and (y) “Specified Representations” shall mean the representations and warranties set forth in Sections 5.01(a), 5.01(b)(ii) (solely as it relates to the due authorization, execution, delivery and performance of this Agreement, the Loan Agreement, the Intercreditor Agreement, the Facility Guaranty, the Security Documents and the other Loan Documents delivered in connection with this Agreement), 5.02(a) (limited to the execution, delivery and performance of this Agreement, the Loan Agreement, the Intercreditor Agreement, the Facility Guaranty, the Security Documents and the other Loan Documents delivered in connection with this Agreement, the incurrence of the Indebtedness and other Obligations thereunder, and the reaffirmation of the guarantees and security interests in respect thereof), 5.02(d) (limited to material applicable Law and the execution, delivery and performance of this Agreement, the Loan Agreement, the Intercreditor Agreement, the Facility Guaranty, the Security Documents and the other Loan Documents delivered in connection with this Agreement, the incurrence of the Indebtedness and other Obligations thereunder, and the reaffirmation of the guarantees and security interests in respect thereof), 5.04 (solely related to the entering into and performance of this Agreement, the Loan Agreement, the Intercreditor Agreement, the Facility Guaranty, the Security Documents and the other Loan Documents delivered in connection with this Agreement), 5.13, 5.18 (subject to the exclusions and other limitations in the Security Documents), 5.19 (except that the reference therein to “after giving effect to the transactions contemplated by this Agreement” (referring to transactions contemplated by the Existing Loan Agreement) shall be deemed to refer to “after giving effect to the transactions contemplated by this Agreement, including the Transactions, as defined in the 2017 Incremental Commitment Letter”), 5.22, 5.23, 5.25 and 5.26, in each case of the Loan Agreement; provided, that, for the avoidance of doubt, each reference to the “Loan Documents” contained in each such representation and warranty shall include a reference to this Agreement.
(iii)    The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e‑mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the Incremental Lenders and the Existing Lenders, as applicable, each dated the Incremental Facility No. 1 Effective Date (or, in the case of certificates of governmental officials, a recent date before the Incremental Facility No. 1 Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:
(A)    executed counterparts of this Agreement signed by a Responsible Officer of each Loan Party, the Administrative Agent, each 2017 Incremental Term Lender, and the Required Lenders;
(B)    a Term Note executed by the Borrowers in favor of each Incremental Lender requesting a Term Note to the extent requested five (5) Business Days prior to the Incremental Facility No. 1 Effective Date;
(C)    such certificates or resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such

Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;
(D)    copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in (A) its jurisdiction of organization and (B) each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction in this clause (B) would not reasonably be expected to have a Material Adverse Effect;
(E)    a certificate signed by a Responsible Officer of the Lead Borrower certifying as to the conditions set forth in clauses (ii), (iv), (v) and (vi) of this Section 4(a);
(F)    a certificate signed by a Responsible Officer of the Lead Borrower designating Pinnacle Iron Testing, LLC as an Immaterial Subsidiary;
(G)    a solvency certificate signed by the Chief Financial Officer of the Parent substantially in the form attached hereto as Exhibit A;
(H)    results of searches or other evidence reasonably satisfactory to the Agents (in each case dated as of a date reasonably satisfactory to the Administrative Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and releases or subordination agreements reasonably satisfactory to the Agents are being tendered concurrently with the Incremental Facility No. 1 Effective Date or other arrangements reasonably satisfactory to the Administrative Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;
(I)    all documents and instruments required by Law or reasonably requested by the Agents to be delivered, filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents shall have been (or have been authorized by the Loan Parties to be) so delivered, filed, registered or recorded to the satisfaction of the Administrative Agent;
(J)    a customary legal opinion (A) from Schulte Roth & Zabel LLP, counsel to the Loan Parties and (B) Clark Hill PLC, Pennsylvania counsel to the Loan Parties, in each case addressed to the Administrative Agent and each Lender;
(K)    a Committed Loan Notice executed by a Responsible Officer of the Lead Borrower with respect to the 2017 Incremental Term Loans;

(L)    a disbursement letter executed by a Responsible Officer of the Lead Borrower directing the Administrative Agent to disburse the proceeds of the 2017 Incremental Term Loans pursuant to the terms of such disbursement letter; and
(M)    an updated Perfection Certificate signed by a Responsible Officer of each of the Loan Parties reflecting the Collateral of the Loan Parties after giving effect to the Acquisition.
(iv)    The Acquisition shall have been consummated, or substantially simultaneously with the borrowing of the 2017 Incremental Term Loans, shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, after giving effect to any modifications, amendments, consents or waivers not prohibited by the 2017 Incremental Commitment Letter.
(v)    The Company Refinancing and the Equity Transfer (each as defined in the 2017 Incremental Commitment Letter) shall have been consummated, or substantially concurrently with the borrowing of the 2017 Incremental Term Loans, shall be consummated.
(vi)    Since May 18, 2017, no event or change shall have occurred that has had, or would reasonably be expected to have, a Company Material Adverse Effect (as defined in the Acquisition Agreement).
(vii)    The Administrative Agent and Incremental Lenders shall have received (a) an audited consolidated balance sheet of the Target as of January 31, 2015, December 31, 2015 and December 31, 2016 and related consolidated statements of operations, members’ capital and cash flows of the Target for the fiscal years ended January 31, 2015, December 31, 2015 and December 31, 2016 (collectively, the “Audited Financials”), it being agreed that such Audited Financials have been received by the Administrative Agent and the Incremental Lenders prior to the date hereof, and (b) an unaudited consolidated balance sheet as of the end of, and related consolidated statements of operations, members’ capital and cash flows of the Target for, each subsequent fiscal quarter (other than the fourth fiscal quarter) ended at least 45 days prior to the Incremental Facility No. 1 Effective Date, it being agreed that such unaudited financial statements for the fiscal quarter ended March 31, 2017 have been received by the Administrative Agent and Incremental Lenders prior to the date hereof.
(viii)    The Administrative Agent and Incremental Lenders shall have received a pro forma consolidated balance sheet and income statement as of the end of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in case such period is the end of the Lead Borrower’s fiscal year) prior to the Incremental Facility No. 1 Effective Date, prepared after giving effect to the Transactions (as defined in the 2017 Commitment Letter), as if such transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income), it being agreed that such pro forma consolidated balance sheet and income statement for the fiscal quarter ended March 31, 2017 have been received by the Administrative Agent and Incremental Lenders prior to the date hereof.

(ix)    The Lead Borrower shall have delivered to the Administrative Agent and the Incremental Lenders, at least three (3) Business Days prior to the Incremental Facility No. 1 Effective Date, all documentation and other information about the Target and its subsidiaries as has been reasonably requested in writing at least ten (10) business days prior to the Incremental Facility No. 1 Effective Date by the Administrative Agent or any Incremental Lender that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
SECTION 5.    Representations and Warranties. To induce the Administrative Agent and the Lenders (including the Incremental Lenders) to enter into this Agreement and to make the 2017 Incremental Term Loans, each Loan Party represents and warrants to the Administrative Agent and the Lenders (including the Incremental Lenders), as of the Incremental Facility No. 1 Effective Date that, both before and after giving effect to this Agreement, the following statements are true and correct:
(a)    No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document executed in connection with this Agreement.
(b)    Use of Proceeds. On the Incremental Facility No. 1 Effective Date, the proceeds of the 2017 Incremental Term Loans will be used to pay (i) the cash consideration in connection with the Acquisition and any other payments required under the Acquisition Agreement, (ii) the fees and expenses incurred in connection with the Transactions (as defined in the 2017 Incremental Commitment Letter) and (iii) the Company Refinancing (as defined in the 2017 Incremental Commitment Letter), with any remainder to be credited to the Lead Borrower’s account to be used for general corporate purposes.
(c)    Loan Document Representations and Warranties. The representations and warranties of each Loan Party contained in Article V of the Loan Agreement (other than Section 5.07 of the Loan Agreement) and in each other Loan Document, are true and correct in all material respects on and as of the Incremental Facility No. 1 Effective Date (both before and after giving effect to the Borrowing of the 2017 Incremental Term Loans on such date), except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects and (iii) for purposes of this Section 5(c), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Loan Agreement shall be deemed to refer to (x) the financial statements required to be delivered pursuant to Section 4(a)(viii) of this Agreement and (y) the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Loan Agreement.
SECTION 6.    Effect on the Loan Agreement
(a)    Except as provided hereunder, the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any Loan Document.

(b)    This Agreement shall be deemed to be a “Loan Document” as defined in the Loan Agreement.
SECTION 7.    Reaffirmation of Guarantees and Security Interests. (a) Each Loan Party has (i) guaranteed the Obligations (other than, with respect to any Guarantor that is a Borrower, the Obligations of such Guarantor as a Borrower) and (ii) created Liens in favor of Lenders (as defined in the Loan Agreement) on certain Collateral to secure its obligations within the Loan Agreement, under the Security Documents to which it is a party. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Loan Agreement and this Agreement and consents to this Agreement to be entered into on the date hereof. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party and (ii) confirms that the Liens granted to the Collateral Agent for the benefit of the Credit Parties with respect to such Loan Party’s right, title and interest in, to and under all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise) is continuing.
(b) Each Loan Party acknowledges and agrees that (i) each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement, (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Credit Parties, (iii) from and after the date hereof, all 2017 Incremental Term Loans and all obligations in respect thereof shall be deemed to be “Obligations” under the Loan Agreement and each other Loan Document to which it is a party, and (iv) each Incremental Lender (and any assignee thereof) is a “Lender” and a “Credit Party” for all purposes under the Loan Documents to which such Loan Party is a party.
(c) Nothing contained in this Agreement shall be construed as substitution or novation of the obligations outstanding under the Loan Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.
SECTION 8.    Miscellaneous.
(a)    Notice. For purposes of the Loan Agreement, the initial notice address of each Incremental Lender shall be as set forth below its signature hereto.
(b)    Non-U.S. Lenders. Each Incremental Lender (as defined in Section 7701(a)(30) of the Code), if any, shall have delivered to the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to Administrative Agent pursuant to Section 3.01 of the Loan Agreement.

(c)    Recordation of the 2017 Incremental Term Loans. Upon execution and delivery hereof, and the funding of the 2017 Incremental Term Loans, the Administrative Agent will record in the Register the 2017 Incremental Term Loans made by the Incremental Lenders.
(d)    Governing Law; Jurisdiction; Etc.
(i)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
(ii)    SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT, THE LOAN AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(iii)    WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (ii) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT

FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(iv)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE LOAN AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(v)    ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
(e)    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(f)    Entire Agreement. This Agreement, the Loan Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and thereto relating to the subject matter hereof and thereof and supersede any and all prior agreements and understandings of such persons, oral or written, relating to the subject matter hereof.
(g)    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(h)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4 hereof, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
(i)    Headings. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(j)    Expenses. The Loan Parties agree, jointly and severally, to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Agreement and the syndication of the 2017 Incremental Term Loans, including, without limitation, all attorney costs.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWERS:

KEANE GROUP HOLDINGS, LLC

By:	/s/ Gregory Powell
Name: Gregory Powell
Title: President and Chief Financial Officer

KEANE FRAC, LP

By:	Keane Frac GP, LLC, its General Partner
By:	KGH Intermediate Holdco II, LLC, its
Managing Member

By:	/s/ Gregory Powell
Name: Gregory Powell
Title: President and Chief Financial Officer

KS DRILLING, LLC

By:	KGH Intermediate Holdco II, LLC, its
Managing Member

By:	/s/ Gregory Powell
Name: Gregory Powell
Title: President and Chief Financial Officer

[Signature Page to Incremental Facility Agreement and Amendment No. 1]

GUARANTORS:

KEANE GROUP, INC.

By:	/s/ Gregory Powell
Name: Gregory Powell
Title: President and Chief Financial Officer

KGH INTERMEDIATE HOLDCO I, LLC

By:	/s/ Gregory Powell
Name: Gregory Powell
Title: President and Chief Financial Officer

KGH INTERMEDIATE HOLDCO II, LLC

By:	/s/ Gregory Powell
Name: Gregory Powell
Title: President and Chief Financial Officer

KEANE FRAC GP, LLC

By:	KGH Intermediate Holdco II, LLC, its
Managing Member

By:	/s/ Gregory Powell
Name: Gregory Powell
Title: President and Chief Financial Officer

[Signature Page to Incremental Facility Agreement and Amendment No. 1]

OWL ROCK CAPITAL CORPORATION, as
Administrative Agent, as Collateral Agent and as a
Lender

By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Financial Officer

[Signature Page to Incremental Facility Agreement and Amendment No. 1]

ANNEX I
TO INCREMENTAL FACILITY AGREEMENT AND AMENDMENT NO. 1
Incremental Term Commitments as of the Incremental Facility No. 1 Effective Date

Incremental Lender	Incremental Term Commitment
Owl Rock Capital Corporation	$135,000,000.00
TOTAL	$135,000,000.00

ANNEX II
TO INCREMENTAL FACILITY AGREEMENT AND AMENDMENT NO. 1
Schedule 7.05
Permitted Disposition
In connection with the Rockpile Acquisition, the Loan Parties may Dispose of the following assets and lines of business acquired pursuant to the Rockpile Acquisition within nine (9) months after the consummation of the Rockpile Acquisition:

1.	The workover business which consists of 12 workover rigs and related equipment and other assets, primarily located in the Bakken region.

2.
The cementing business which consists of 10 cementing units and related equipment and other assets primarily located in the Bakken region. These assets do not include the existing Loan Parties’ cementing assets.

Exhibit A
Form of Solvency Certificate
CONFIDENTIAL
Form of Solvency Certificate
Date: [ ], 2017
To the Administrative Agent and each of the Lenders (as defined in the Loan Agreement):
I, the undersigned, the Chief Financial Officer of Keane Group, Inc., a Delaware corporation (“Company”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:
1.    This certificate is furnished to the Administrative Agent and the Lenders (as defined in the Loan Agreement) pursuant to Section 4(a) of the Incremental Facility Agreement and Amendment No. 1, dated as of July 3, 2017, (the “Incremental Facility Agreement No. 1”) by and among KEANE GROUP, INC., a Delaware corporation (the “Parent”), KEANE GROUP HOLDINGS, LLC, a Delaware limited liability company (the “Lead Borrower”), the other Borrowers and Guarantors listed on the signature pages thereto, each of the entities signing as an “Incremental Lender” on the signature pages thereto (each, an “Incremental Lender” and, collectively, the “Incremental Lenders”), each of the entities signing as an “Existing Lender” on the signature pages thereto (each, an “Existing Lender” and, collectively, the “Existing Lenders” and, together with the Incremental Lenders, collectively, the “Lenders”) and OWL ROCK CAPITAL CORPORATION, a Maryland corporation, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Incremental Facility Agreement No. 1.
2.    For purposes of this certificate, the terms below shall have the following definitions:
(a)    “Fair Value”
The aggregate amount for which assets (both tangible and intangible) in their entirety, of the Parent and its Subsidiaries taken as a whole would change hands between an interested purchaser and a seller, in an arm’s length transaction, where both parties are aware of all relevant facts and neither party is under any compulsion to act.
(b)    “Present Fair Salable Value”
The aggregate amount of net consideration that could be expected to be realized from an interested purchaser by a seller, in an arm’s length transaction under present conditions in a current market for the sale of assets of a comparable business enterprise, where both parties are aware of all relevant facts and neither party is under any compulsion to act, where such seller is interested in disposing of an entire operation as a going concern, presuming the business will be continued, in its present form and character, and with reasonable promptness, not to exceed one year.
(c)    “Stated Liabilities”
The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Parent and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.
(d)    “Identified Contingent Liabilities”
The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of Parent and its Subsidiaries taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of Company.
(e)    “Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”
For the period from the date hereof through the Maturity Date, Parent and its Subsidiaries taken as a whole should be able to generate enough cash from operations, asset dispositions, or a combination thereof, to meet their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.
(f)    “Do not have Unreasonably Small Capital”
For the period from the date hereof through the Maturity Date, Parent and its Subsidiaries taken as a whole after consummation of the Transactions should be able to generate enough cash from operations, asset dispositions, or a combination thereof, to meet their respective Stated Liabilities and Identified Contingent Liabilities as they become due, and is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.
3.    For purposes of this certificate, I, or officers of Company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.
(a)    I have reviewed the financial statements (including the pro forma financial statements) referred to in Section 4(a) of the Incremental Facility Agreement No. 1.
(b)    I have knowledge of and have reviewed to my satisfaction the Loan Agreement and the Incremental Facility Agreement No. 1.
(c)    As a senior authorized financial officer of Company, I am familiar with the financial condition of Parent and its Subsidiaries.

4.    Based on and subject to the foregoing, I hereby certify on behalf of Company that after giving effect to the consummation of the Transactions, it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of Parent and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) Parent and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) Parent and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.
* * *

IN WITNESS WHEREOF, Company has caused this certificate to be executed on its behalf by Senior Authorized Financial Officer as of the date first written above.

Keane Group, Inc.

By:
Name:
Title: